EXHIBIT 99.1

News Release

Contact:
Mark Lamb
Director — Investor Relations
(425) 519-4034
markl@onyx.com
For Release 4:00 p.m. (Eastern)
July 23, 2002

Onyx Software Shareholders Approve Proxy Proposals
Anticipates trading on post split basis as soon as July 25, 2003

BELLEVUE, Wash. – Onyx® Software Corporation (NASDAQ: ONXS) announced that shareholders have approved all three measures submitted for approval at Onyx’s annual shareholders’ meeting held today at company headquarters:

•	Shareholders have elected Onyx CEO and Co-founder Brent Frei as a Class 3 director to the company’s board of directors for a three-year term.

•	Shareholders re-approved Onyx’s 1998 Stock Incentive Compensation Plan, as amended and restated solely to impose limits on the number of shares that may be granted to any single employee in any single fiscal year.

•	Shareholders approved an amendment to Onyx’s restated articles of incorporation enacting a one-for-four reverse stock split and increasing the number of authorized shares of Onyx stock after the reverse stock split from 25,000,000 shares (including 20,000,000 shares of common stock and 5,000,000 shares of preferred stock) to 100,000,000 shares (including 80,000,000 shares of common stock and 20,000,000 shares of preferred stock).

All three measures are fully described in Onyx’s proxy statement for today’s annual meeting, copies of which may be obtained from the investor relations portion of Onyx’s Web site at http://www.onyx.com/investors/sec.asp.

The company expects the reverse stock split to become effective and shares of common stock of Onyx Software to begin trading on a reverse split basis at the beginning of trading on Friday, July 25, 2003. The exact timing will depend upon processing of the transaction by the Washington Secretary of State and the Nasdaq National Market System.

Onyx shareholders will receive one share of common stock for every four shares of common stock held as of the effective date of the reverse stock split. Upon Friday’s anticipated effective date, the total number of outstanding shares of Onyx common stock will be approximately 13,899,203.

“Onyx Software is built to last,” said company CEO and Co-founder Brent Frei in a presentation after conclusion of the official business of the shareholders’ meeting. “Leading industry researchers recognize that Onyx offers visionary CRM technology and has demonstrated the ability to execute,” Frei noted.

Onyx Software Shareholders Approve Proxy Proposals

About Onyx Software

Onyx Software Corp. (Nasdaq: ONXS), worldwide leader in delivering successful CRM, offers a fast, cost-effective, usable solution that shares critical information among employees, customers and partners through three role-specific, Web services-based portals. The Onyx approach delivers real-world success by aligning CRM technology with business objectives, strategies and processes. Companies rely on Onyx across multiple departments to create a superior customer experience and a profitable bottom line. Onyx serves customers worldwide in a variety of industries, including financial services, healthcare, high technology and the public sector. Customers include Amway, United Kingdom lottery operator Camelot, Delta Dental Plans of California, Microsoft Corporation, Mellon Financial Corporation, The Regence Group, State Street Corporation and Suncorp. More information can be found at (888) ASK-ONYX, info@onyx.com or http://www.onyx.com/.

Forward-Looking Statement

This press release contains forward-looking statements including statements about the anticipated effective date of the reverse stock split. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to the processing of the transaction by the Washington Secretary of State and the Nasdaq National Market System and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our quarterly report on form 10-Q for the period ended March 31, 2003. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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Onyx is a registered trademark of Onyx Software Corp. in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.